As filed with the Securities and Exchange Commission on November ___, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UPPERSOLUTION.COM

(Exact name of registrant as specified in its charter)

Nevada	8999
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

153 Lake Mead Parkway #2240

Henderson, NV 89015

702-586-1338

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

(702) 382-1714

Fax: (702) 382-1759

E-mail: harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting
company [ X ]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Common stock, par
value $.001 per share,	2,500,000	$0.02	$50,000.00	$6.82
for sale by our
Company

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ____________ __, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

UPPERSOLUTION.COM

2,500,000 Shares of Common stock

This prospectus will allow us to issue up to 2,500,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. There is no minimum amount of common stock that must be sold by the company, and that the proceeds from the offering will not be placed in escrow but will be immediately available for use by the company. The Company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares. The Company intends to see to have its shares quoted on the OTCBB and the shares are not currently listed on any exchange. This is a direct, self-underwritten best efforts offering. Yousef Dasuka and Mahmoud Dasuka will sell the securities The officers and directors will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The funds will be placed in a separate account. The President of the company will be the sole individual charged with making the determinations that all of the shares are considered “sold” for purposes of the e offering. The funds will not be held in an escrow trust or similar account. The securities will be sold at a fixed price of $0.02. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

The offering will be open for 180 days.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November ___, 2014.

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Table of Contents

Prospectus Summary	3
Risk Factors	5
Cautionary Note Regarding Forward-Looking Statements	12
Use of Proceeds	13
Capitalization	14
Dilution	15
Market for Common Equity and Related Stockholder Matters	15
Description of Business and Property	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	19
Our Management	23
Security Ownership of Certain Beneficial Owners and Management	25
Certain Relationships and Related Party Transactions	26
Description of Capital Stock	26
Plan of Distribution	29
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	31
Legal Opinion	32
Experts	32
Interests of Named Experts and Counsel	32
Additional Information	32
Index to Financial Statements	33
Signatures	36

Unless otherwise specified, the information in this prospectus is set forth as of November 10, 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean UpperSolution.com, a Nevada corporation. This prospectus contains forward-looking statements and information relating to UpperSolution.com See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

UpperSolution.com was formed on April 20, 2013.

Our business will be to create an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). From inception until the date of this filing we have had limited operating activities, we have incorporated our company and paid the state fees, we have prepared a business plan, we have only obtained our website url (uppersolution.com) along the logo for our brand, we have made high-level decisions about the features and design of our proposed app. Our plan of operations needs to be executed in order to fully develop our business and begin generating revenue, a number of steps have to be accomplished within the plan. Drafted milestones are disclosed in our 12 month Plan of Operations listed on page 27.

The Company’s revenues are expected to be derived primarily from sales of the Company’s apps. We do not anticipate earning revenues until we have successfully launched our mobile app. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully prepare and produce our mobile app.

We are in the development stage of developing and commercializing a mobile app for existing cellular phone users. Our goal is to help consumers to save money each month by notifying them when a more cost-effective plan based on their actual usage is available.

Our mobile app, to be named “Upper Plan Monitor (“UPM”)”, will help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer in their area, find the best cellular phone plan that fit their needs.

The company is not blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

Through August 31, 2014, the Company has a net loss of $11,789. The company has only two officers and directors each of which will devote approximately 10 hours per week to the Company.

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The Company can operate even if no proceeds are generated from this offering but the growth of the company and speed of the implementation of the Company’s business plan will be slowed substantially. The directors of the Company have agreed to pay all expenses of this offering in the event that no proceeds are generated from this offering, which expenses are expected to be approximately $10,500. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high level and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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Our executive offices are located at 153 W. Lake Mead Pwky #2240, Henderson NV 89015. Our telephone number is 702-586-1338.

The Offering

This prospectus covers up to 2,500,000 shares to be issued and sold by the company at a price of $0.02 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered
Up to 2,500,000 shares of common stock of UpperSolution.com to be sold by the company at a price of $0.02 per share.
Initial Offering Price
The company will sell up to 2,500,000 shares at a price of $0.02 per share.

The company will offer and sell the shares of its common stock at a price of

$0.02 per share in a direct offering to the public.

The offering will conclude when the company has sold all of the 2,500,000 shares of common stock offered by it or a maximum of 180 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Terms of the Offering
An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.
Termination of the Offering
The offering will be open for 180 days.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

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The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in April 2013 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

The following table sets forth our capitalization as of May 31, 2014 and August 31, 2014.

	August 31, 2014	May 31, 2014
Current Assets	$8,968	$6,100
Current liabilities	9,257	3,257
Long-term liabilities	—	—
Stockholders equity	(289)	2,843

Preferred stock	_	—
Common stock	11,500	11,500
Additional paid-in capital	—	—
Accumulated deficit	(11,789)	(8,657)
Total stockholders’ (deficit) equity	(289)	2,843
Total capitalization	$(289)	$2,843

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DILUTION

The net tangible book value of our company as of August 31,, 2014 was $(289) or $(0.001) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets (not including deferred costs) minus total liabilities) by the number of outstanding shares of our common stock on August 31, , 2014.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,500,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.02 per share.

We are registering 2,500,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.02 per share, and estimated offering expenses of $10,500, our net tangible book value as of February 28, 2014 would have been $38,143 or approximately $0.003 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.004 per share and an immediate dilution to new stockholders of $0.017 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$0.02

Net tangible book value per share before this offering	$(0.001)

Increase attributable to new investors	$0.004

Net tangible book value per share after this offering	$0.003

Dilution per share to new stockholders	$0.017

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

PRINCIPAL PRODUCTS AND SERVICES

Our business will be to create an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available.

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We are in the development stage of developing and commercializing a mobile app for existing cellular phone users. Our goal is to help consumers to save money each month by notifying them when a more cost-effective plan based on their actual usage is available.

Our mobile app, to be named “Upper Plan Monitor (“UPM”)”, will help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer their your area, find the best cellular phone plan that fit their needs.

Once developed, UPM will eliminate the need to manually check if a better cellular phone plan is available with the current cellular carrier or other cellular carriers. Convenience and money-savings will be our main selling features. We plan to develop UPM for the Apple's iPhone phones, in the future if resources we allow us we will develop an app for an Android based mobile phones.

When a user launches the UPM app for the first time on his phone, he will be asked to select his existing cellular plan from a pre-loaded list, in case that the user can’t find his cellular plan he will be able to enter his existing cellular plan by minutes, data and text message. Then the user will be asked to choose what is the most important to him in a cellular plan, and rate 3 features: talk, data and text. At this point UPM will gather this information and build a profile on the user based on his existing cellular phone plan and his own preferences. The last step will be to choose the carriers he would like to get notifications when new plans are available.

UPM will run in the background and automatically checks if a new cellular plan is available, in case that a new plan is available it will match the 3 parameters (talk, data and text messages) to the users existing plan. In the case that the new plan is better or cheaper than the current plan a pop-up notification will appear on the user’s screen to notify him.

At this stage in our development, there can be no assurance that we will be successful in generating revenues from our app or that existing phone users will be receptive to our application.

REVENUE MODEL

We plan to generate revenue from the following sources:

SALE OF UPM

We plan to sell UPM on Apple’s App Store site, for $1.99. Apple takes 30 percent of all revenue generated through apps, and 70 percent goes to the app publisher.

IN-APP ADS

One of the major benefits of advertising on an app is that advertisers can take advantage of the users' geographic and demographic information and target their ads appropriately. We plan to use Admob by Google as a way to insert advertisements into our app. AdMob is one of the world's largest mobile advertising networks, and offers the ability for app developers to earn revenue by publishing ads in their software. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

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THE MARKET OPPORTUNITY

The following is taken from: http://mobithinking.com/mobile-marketing-tools/latest-mobile-stats/a

Key Global Telecom Indicators for the World Telecommunication Service Sector in 2012 (all figures are estimates)
	Global		Developed nations		Developing nations
Mobile cellular subscriptions (millions)	6,835	m	1,600	m	5,235	m
Per 100 people	96.2%		128.2%		89.4%
Fixed telephone lines (millions)	1,171	m	520	m	652	m
Per 100 people	16.5		41.6%		11.1%
Active mobile broadband subscriptions (millions)	2,096	m	934	m	1,162	m
Per 100 people	29.5%		74.8%		19.8%
Mobile broadband growth CAGR 2010-2013 (millions)	40%		N/A		N/A
Fixed broadband subscriptions (millions)	696	m	340	m	357	m
per 100 people	9.8%		27.2%		6.2%
Source: © International Telecommunication Union (February 2013) via: © mobiThinking

COMPETITION AND COMPETITIVE STRATEGY

Competition within the mobile app industry is intense. We believe there is no one app on the market that allows existing cellular phone users to get notifications when a better cellular plan is available according to their individual choices. Although we couldn’t find iPhone app that do that, there are many websites that offer similar service of cellular phone plan comparison.

Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. However, we believe that UPM all-in-one bundle and relatively low price point of $1.99 (flat rate) will differentiate us from the competitors listed below:

Whistle Out (www.whistleout.com) -

MARKETING & SALES STRATEGY

We plan for our app to be marketed on five fronts:

* Social Media: We intend to spread word of UPM through popular social network platforms such as Twitter, Facebook, MySpace, blogs etc. We will create forums for users to engage with and support our product, such as a facebook fan page, blog entries and tweets that followers can re-post or link to.

* App review websites: Send out promo keys to app review websites and blogs such as www.appvee.com, www.androinica.com, www.techcrunch.com and www.macworld.com.

* "Send-it-to-your-friend" linkage: UPM standard "send it to your friend" link will enable for consumers to send it to their colleagues or recommend it for download.

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* Advertising: We plan to advertise on mobile ad networks, such as Admob, Quattro, and Millenial Media. Mobile ad networks can target users by country, device, and category. We have budgeted $5,000 for this purpose assuming we are able to raise at least $39,100 gross in this Offering.

* Press Releases: We will send out a press release in order get UPM noticed by the traditional media - newspapers and magazines.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of October 1, 2014, we had no employees with the company’s work being done by management.

Description of Property

We currently utilize office space at 153 W. Lake Mead #2240, Henderson, NV 89015, as our corporate registered office at a cost of $150 per year. Most of the company’s business is undertaken at the homes of the officers and directors and such space is provided free of charge. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of May 31, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward - looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

 PLAN OF OPERATION

We are in the development stage of developing and commercializing an independent and unbiased mobile app that enables consumers to find the best cellular rate plan for their need and getting real-time notifications when a new cellular plan is available.

Our goal is to help consumers to keep track on new cellular plans from different cellular carriers, locate the closest phone dealer their your area, find the best cellular phone plan that fit their needs.

Our goals over the next 12 months are to:

Goal 1: Create an iPhone Application

● Allows users to pick the service providers they want to get notifications from.

● Allows users to pick their existing rate plan.

● Allows users to enter their plan details: Mins, Data.

● Sends notifications to users showing that there is a better plan available

● Lets users see a list of plans that are considered better than their existing plans

● Lets the users call the phone service providers from the app.

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Goal 2: Create a web portal for creating, editing, saving the plans & supporting the iOS App

● Allows site admins to login and make changes

● Allows site admins to create new plans for different service providers

● Allows site admins to rank plans by minutes

● Allows site admins to rank plans by data

● Keeps record of all the users who have signed up and their plans and their preferences (data vs mins)

● Generates push notifications based on whether the plan is better than app user’s current plan

● Create a simple algorithm that decides if the plan is better based on mins & data entered

Our current business objectives are:

* To become a recognized brand of an unbiased mobile app that finds the best deal available.

* to execute our marketing plan and to create interest in our app;

ACTIVITIES TO DATE

We were incorporated in Nevada on April 20, 2013. We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets. Our executive offices are located at 153 W. Lake Mead #2240, Henderson, NV 89015. The office is a location at which the Company receives mail, has office services and can hold meetings. Our officers, Yousef Dasuka and Mahmoud Dasuka work on Company business from their respective residences in Israel.

MILESTONES

Below is a brief description of our planned activities, which we expect to commence immediately after the offering is completed and the proceeds have been received and accepted.

MONTHS 1 TO 3

The anticipated activities undertaken during months 1 to 3 following the completion of this offering assume that we will be able to raise at least $40,000 gross in this Offering or through other financing means. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $50,000, or any funds at all, to implement our business plan as laid out below.

During the first three months, we plan to:

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REQUIREMENTS & UX DESIGN

Our management team will work with a third-party Web development company to gather the requirements and agree on the UX (User Experience) options using wire-framing techniques. Once the UX design was defined, it will be developed into a UI (User Interface) design. Once the UX & UI are complete, it will be passed on to the development team. Outcome of this phase will be a complete design for the iPhone Application. We expect that this period will require an expenditure of approximately $5000.

MONTHS 4 TO 6

During the following three months, we expect to achieve the following:

* Development of XXX;

The third-part Web development company will build the admin web portal using .Net technology. The iPhone Application will be built using native objective-C code. Android Application will be built using native java code. Once the architecture has been finalized, the development of the iPhone application and the admin web portal will occur in parallel. We expect that this period will require an expenditure of approximately $15000.

MONTHS 7 TO 12

● TESTING /DEPLOYMENT

MONTHS 7 TO 12

During the following six months, we expect to achieve the following:

* Correct any detected discovered defects;

* Submission of XXX to the App Store;

* Promote XXX to freelancers and small sized businesses.

* Support multi-user.

iPhone application will be tested on an iPhone 5. Once satisfied, app will be released in the app store and will be made available to download. We expect that this period will require an expenditure of approximately $20000.

App Store Submission: The software developer will facilitate the App Store submission process and manage approval issues. Once submitted Apple will review the application to ensure the application is reliable and is free of explicit and offensive material. We expect to be completed by the end of month 8 after defects have been fixed. Once submitted to the App Store we expect the review process to take 3-4 weeks.

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Promote UPM: If we are not able to raise $50,000 gross from this Offering we do not anticipate spending any money on the promoting of UPM. We will then promote UPM in free venues: we will submit a description of UPM to app review website, promote it on our own website and on Twitter and Facebook this task will be performed by our management. If we are able to raise 50,000 gross we have budgeted $4,000 to place advertisements on mobile ad networks. The mobile ad networks can target users by different criteria, our target market is existing cell phone users.

Liquidity and Capital Resources

At May 31, 2014 and May 31, 2013 we had $0 and $5,000 in current assets consisting solely of deferred offering costs. On August 31, 2014, current assets were $8,968 and consisted of prepaid expenses and deferred offering costs. Current liabilities at May 31, 2014 and May 31, 2013 totaled $3,257 and $0. Current liabilities at August 31, 2014 were $9,257.

We have no material commitments for the next twelve months, aside from independent contractor fees. We will however require additional capital to meet our liquidity needs. We intend to use third party independent contractors for much of the web development as disclosed in the milestones disclosed in the Plan of Operation section. As disclosed in the milestones disclosed in the Plan of Operations section, it is anticipated that the Company will require $40,000 to meet its operational cash flow needs for the next twelve months. The Company expects that legal and accounting expenses will be approximately $2,500 per quarter for the next year which adds $10,000 to the cash requirements for the next year. Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 for the first 6 months. Expenses are expected to increase in the first half of 2014 due to a projected need to increase personnel. We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, since the Company has made no revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.

If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high level and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

Results of Operations

We did not generate any revenue from April 20, 2013 (inception) to August , 2014. For the period from inception (April 20, 2013) to May 31, 2014 our expenses were $8,657 and $400 for the period ended May 31, 2013. Expenses for the year ended May 31, 2014 consisted of professional fees of $8,000 and $0 as of May 31, 2013. As a result, we have reported a net loss of $8,257 for the year ended May 31, 2014 and $400 for the period ended May 31, 2013. Expenses for the three month period ended August 31, 2014 were $3,132 and consisted of general and administrative expenses.

The Company’s revenues are expected to be derived primarily from sales of the Company’s apps. The Company has suffered operating losses since its inception, primarily as a result of start up costs including professional fees.

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Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations.. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. These conditions raise substantial doubt about our company's ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted - average number of common shares outstanding for the period, without consideration for common stock equivalents

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers

Name	Age	Position
Yousef Dasuka	28	Chairman of the Board, President
Mahmoud Dasuka	25	Secretary, Treasurer, Director

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Mr. Yousef Dasuka

Mr. Yousef Dasuka is our President, CEO and a Director. He has served in these capacities since we were incorporated on April 20, 2013. He received an industrial engineering and management Diploma from the College Academy of Netanya, Israel in 2005 and a Director of Sales Certificate from the University of Haifa, Israel in 2006. From 2007 to 2008 he worked for DSNR Ltd, a digital marketing and business development in the internet environment, in the customer service department. From 2008 to 2010 he worked for RE - Marc advanced outsourcing solutions Ltd., who specializes in providing outsourcing services in the field of telemarketing. He was trained as a telemarketer and perform calls to customers to offer products and services. Since 2010 he has been working for HOT, a communication company in Israel that offers customers a variety of communication services, including multi-channel television, fast internet infrastructure and mobile phone service. He is a field sales representative, his duties includes working outside the office environment sourcing potential customers and maximising the sales of the company’s products and services, cold calling an scheduling meetings with potential customers.

These experiences, qualifications and attributes have led to our conclusion that Mr. Dasuka should be serving as a member of our Board of Directors in light of our business and structure

Mr. Mahmoud Dasuka

Mr. Mahmoud Dasuka is our Secretary, Treasurer and a Director. He has served in these capacities since we were incorporated on April 20, 2013. Since 2007 Mr. Dasuka has been working for a leading Israeli provider of telecommunications services (cellular, fixed-line telephony and internet services) under the orange™ brand. Partner provides a broad range of high-standard services to over 3 million cellular customers, representing a market share of approximately 32%. His duties include attracting potential customers, suggesting information about products and services, opening customer accounts by recording account information and maintaining customer records. Between 2008 and 2009 he took sales and marketing courses such as customer behavior, advertising and public relations and salesmanship. These experiences, qualifications and attributes have led to our conclusion that Mr. Dasuka should be serving as a member of our Board of Directors in light of our business and structure.

Each officer will devote approximately 10 hours per week to the company.

Family Relationships. The officers and directors are brothers.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to UpperSolution.com, Attn: Chief Financial Officer, 153 W. Lake Mead #2240, Henderson, NV 89015.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

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			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation
Yousef Dasuka	2013	$0	$0	$0	$0	$0
Chairman of the Board, CEO	2012	$0	$0	$0	$0	$0
President

Mahmoud Dasuka	2013	$0	$0	$0	$0	$0
Secretary, Treasurer, CFO, CAO	2012	$0	$0	$0	$0	$0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of May 31, 2014.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended May 31, 2014. We intend during 2014 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of November 10, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Number of Shares Beneficially Owned (*)	Percent of Class (**)
Yousef Dasuka	5,750,000	50%
Mahmoud Dasuka	5,750,000	50%
All directors and officers as a group (2 persons)	11,500,00	100%

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(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on November 10, 2014(11,500,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of UpperSolution.com, including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each or $0.001 per share. These shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no solicitation and both officers and directors were in possession of full information about the registrant.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares at November 10, 2014
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	75,000,000	11,500,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

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Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a) 20 to 33 1/3%,

(b) 33 1/3 to 50%, or

(c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

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(a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

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Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

● directly to investors;

● to investors through agents;

● to dealers; and/or

The offering will be open for 180 days.

The shares shall be sold only in the state of Israel with sales only to qualified purchasers.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

● at a fixed price or prices

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Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so. Sales under this registration statement will be limited to qualified purchasers in Isreal.

Our officers and directors will manage the sale of the Shares in this Offering. The officers and directors will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The funds will be placed in a separate account. The President of the company will be the sole individual charged with making the determinations that all of the shares are considered “sold” for purposes of the offering. The funds will not be held in an escrow trust or similar account.

Each of our officers and directors satisfies the requirements of Rule 3(a) 4-1 in that:

1. They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2. they are not being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. they are not, at the time of their participation, an associated person of a broker- dealer; and

4. they meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of UpperSolution.com in the amount of $0.02 for each share you want to purchase.

 OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‟ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also indemnified against expenses (including attorneys‟ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

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Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (April 20, 2013) and ended May 31, 2013 have been audited by Weinberg & Baer LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in UpperSolution.com

ADDITIONAL INFORMATION

Upon the filing of a Form 8A, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 - 800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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PART I — FINANCIAL INFORMATION

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REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Uppersolution.com:

We have audited the accompanying balance sheets of Uppersolution.com as of May 31, 2014 and 2013, and the related statements of operations, stockholders’ equity, and cash flows for the year ended May 31, 2014 and from inception (April 20, 2013) through May 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uppersolution.com as of May 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended May 31, 2014 and from inception (April 20, 2013) through May 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note G to the financial statements, the May 31, 2013 financial statements have been restated to correct a misstatement.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as May 31, 2014, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

September 17, 2014

F-1

UpperSolution.com
(A Development Stage Enterprise)
Balance Sheets
May 31, 2014 and 2013

	May 31, 2014	May 31, 2013
		Restated
ASSETS

Current assets
Cash	—	5,000
Deferred offering costs	6,100	6,100
Total current assets	6,100	11,100
Total assets	$6,100	$11,100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	3,050	—
Loan from shareholder	207	—
Total liabilities (All Current)	3,257	—

Stockholders' Equity (Deficit)
Common Stock: $0.001 par value, 75,000,000 shares
authorized, 11,500,000 shares issued and outstanding
as of May 31, 2014 and 2013	11,500	11,500
Deficit accumulated during the development stage	(8,657)	(400)
Total stockholders' equity (deficit)	2,843	11,100
Total liabilities and stockholders' equity (deficit)	$6,100	$11,100

See accompanying notes to financial statements

F-2

UpperSolution.com
(A Development Stage Enterprise)
Statement of Operations
For the year ended May 31, 2014
For the period from April 20, 2013 (Inception) to May 31, 2013
For the period from April 20, 2013 (Inception) to May 31, 2014

	For the year ended May 31, 2014	For the Period from April 20, 2013 (Inception) to May 31, 2013	For the Period from April 20, 2013 (Inception) to May 31, 2014
		Restated

Revenue	$—	$—	$—

Expenses
General and administrative	257	400	657
Professional fees	8,000	—	8,000
Total expenses	8,257	400	8,657

Net loss	$(8,257)	$(400)	$(8,657)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	11,500,000	11,500,000

See accompanying notes to financial statements

F-3

UpperSolution.com
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the period from Inception (April 20, 2013) to May 31, 2014

			Deficit Accumulated	Total
			During the	Stockholders'
	Common Stock		Development	Equity
	Shares	Amount	Stage	(Deficit)
Balance at April 20, 2013	—	$—	$—	$—

Common stock issued for cash	11,500,000	11,500	—	11,500
Net income (loss) from inception on April 20, 2013 through May 31, 2013	—	—	(400)	(400)

Balance at May 31, 2013	11,500,000	11,500	(400)	11,100

Net income (loss) for the year ended May 31, 2014	—	—	(8,257)	(8,257)

Balance at May 31, 2014	11,500,000	$11,500	$(8,657)	$2,843

The accompanying notes are an integral part of these unaudited financial statements.

F-4

UpperSolution.com
(A Development Stage Enterprise)
Statements of Cash Flows
For the year ended May 31, 2014
For the period from April 20, 2013 (Inception) to May 31, 2013
For the period from April 20, 2013 (Inception) to May 31, 2014

	For the year ended May 31, 2014	For the Period from April 20, 2013 (Inception) to May 31, 2013	For the Period from April 20, 2013 (Inception) to May 31, 2014
		Restated
Cash flows from operating activities
Net loss	$(8,257)	$(400)	$(8,657)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	3,050	—	3,050
Net cash used in operating activities	(5,207)	(400)	(5,607)

Cash flows from investing activities	—	—	—

Cash flows from financing activities
Proceeds from issuance of common stock	—	11,500	11,500
Loan from shareholder	207	—	207
Deferred offering costs	—	(6,100)	(6,100)
Net cash provided by financing activities	207	5,400	5,607

Net increase(decrease) in cash and cash equivalents	(5,000)	5,000	—

Cash at beginning of period	5,000	—	—

Cash at end of period	$—	$5,000	$—

Supplemental cash flow Information:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

See accompanying notes to financial statements

F-5

UpperSolution.com

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Year Ended May 31, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of UpperSolution.com (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

UpperSolution.com (the Company) was incorporated in the State of Nevada on April 20, 2013. UpperSolution.com is a development stage company with the principal business objective of developing and marketing apps.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on UpperSolution.com’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. UpperSolution.com’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized seventy-five million (75,000,000) shares of common stock with a par value of $0.001. Currently, there were eleven million five hundred thousand (11,500,000) shares of common stock have been issued and outstanding as of May 31, 2014.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

F-6

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because there are no dilutive items. Diluted net loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items. The Company has not issued any options or warrants or similar securities since inception.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

F-7

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

As of the date of the financial statements, there were no commitments to receive funds from any of the above transactions. Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $18,000. Management intends to finance operating costs over the next twelve months from the issuance of common shares.

NOTE C – COMMON STOCK

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each at $0.001 per share.

NOTE D – RELATED PARTY TRANSACTIONS

On or about May 20, 2013, directors of the company Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each at $0.001 per share.

On March 16, 2014, Company received loans from a shareholder of $207. The loans are unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $207 as of May 31, 2014.

NOTE E – INCOME TAXES

Due to the Company’s net loss from inception on from April 20, 2013 to May 31, 2014 there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at May 31, 2014

.

The components of net deferred tax assets are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
—

Changes in the net deferred tax assets consist of the following:

Since Inception
Net operating loss carry forward	$3,030
Valuation allowance	(3,030)
Net deferred tax asset	$—

F-8

A reconciliation of income taxes computed at the statutory rate is as follows:

Since Inception
Tax at statutory rate (35%)	$3,030
Increase in valuation allowance	(3,030)
Net deferred tax asset	$—

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

NOTE F – OFFICE

We currently utilize office space at 153 W. Lake Mead #2240, Henderson, NV 89015, as our corporate registered office at a cost of $150 per year (with such fee beginning in the second year). Most of the company’s business is undertaken at the homes of the officers and directors and such space is provided free of charge. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

NOTE G – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after May 31, 2014 through the date of this filing. The Company determined that it does not have any other subsequent event requiring, recording or disclosure in the financial statements for the period ended May 31, 2014

NOTE H – RESTATED MAY 31, 2013 FINANCIAL STATEMENTS

The Company’s financial statements included in the previously issued Form S-1 for the period ended May 31, 2013 have been restated to correct the following error.

The Company’s balance sheet and statements of operations and cash flows for May 31, 2013 as originally reported presented professional fees of $6,100 as an expense. These professional fees were incurred for the preparation of Form S-1. Therefore, the restated balance sheet restates the professional fees to deferred offering costs.

F-9

Accordingly, the financial statements have been restated to reflect the correction of this error. The change to each item within the financial statements is detailed below in a comparison of the previously issued statements to those restated:

UpperSolution.com

Balance Sheets
May 31, 2013

	As originally reported	Error correction	As restated
ASSETS

Current assets
Cash	5,000	—	5,000
Deferred offering costs	—	6,100	6,100
Total current assets	5,000	6,100	11,100
Total assets	$5,000	$6,100	11,100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	—	—	—
Loan from shareholder	—	—	—
Total liabilities (All Current)	—	—	—

Stockholders' Equity (Deficit)
Common Stock: $0.001 par value, 75,000,000 shares
authorized, 11,500,000 shares issued and outstanding
as of May 31, 2014 and 2013	11,500	—	11,500
Deficit accumulated during the development stage	(6,500)	6,100	(400)
Total stockholders' equity (deficit)	5,000	6,100	11,100
Total liabilities and stockholders' equity (deficit)	$5,000	$6,100	11,100

F-10

UpperSolution.com

Statement of Operations
For the year ended May 31, 2013

	As originally reported	Error correction		As restated

Revenue	$—		$—	$—

Expenses
General and administrative	400		—	400
Professional fees	6,100		(6,100)	—
Total expenses	6,500		(6,100)	400

Net loss	$(6,500)		6,100	$(400)

Basic and diluted loss per common share	$(0.00)	$		$(0.00)

Weighted average shares outstanding	11,500,000			11,500,000

F-11

UpperSolution.com

Statements of Cash Flows
For the year ended May 31, 2013

	As originally reported	Error correction	As restated
Cash flows from operating activities
Net loss	$(6,500)	$6,100	$(400)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	—	—	—
Loan from shareholder	—	—	—
Net cash used in operating activities	(6,500)	6,100	(400)

Cash flows from investing activities	—	—	—

Cash flows from financing activities
Proceeds from issuance of common stock	11,500	—	11,500
Deferred offering costs	—	(6,100)	(6,100)
Net cash provided by financing activities	11,500	(6,100)	5,400

Net increase(decrease) in cash and cash equivalents	5,000	—	5,000

Cash at beginning of period	—	—	—

Cash at end of period	$5,000	$—	$5,000

F-12

UpperSolution.com
(A Development Stage Enterprise)
Balance Sheets
August 31, 2014 and May 31, 2014
(Unaudited)

	Aug 31, 2014	May 31, 2014
ASSETS

Current assets
Cash	—	—
Deferred offering costs	6,100	6,100
Prepaid expenses	2,868	—
Total current assets	8,968	6,100
Total assets	$8,968	$6,100

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	7,250	3,050
Loan from shareholder	2,007	207
Total liabilities (All Current)	9,257	3,257

Stockholders' Equity (Deficit)
Common Stock: $0.001 par value, 75,000,000 shares
authorized, 11,500,000 shares issued and outstanding
as of August 31, 2014 and May 31, 2014, respectively	11,500	11,500
Deficit accumulated during the development stage	(11,789)	(8,657)
Total stockholders' equity (deficit)	(289)	2,843
Total liabilities and stockholders' equity (deficit)	$8,968	$6,100

See accompanying notes to financial statements

F-13

(A Development Stage Enterprise)
Statement of Operations
For the three months ended August 31, 2014 and 2013
For the period from April 20, 2013 (Inception) to August 31, 2014
(Unaudited)

	Three Months Ended August 31, 2014	Three Months Ended August 31, 2013	For the Period from April 20, 2013 (Inception) to August 31, 2014

Revenue	$—	$—	$—

Expenses
General and administrative	3,132	257	3789
Professional fees	—	2,250	8,000
Total expenses	3,132	2,507	11,789

Net loss	$(3,132)	$(2,507)	$(11,789)

Basic and diluted loss per common share	$0.00	$0.00

Weighted average shares outstanding	11,500,000	11,500,000

See accompanying notes to financial statements

F-14

Statement of Stockholders' Equity (Deficit)
For the period from Inception (April 20, 2013) to August 31, 2014
(Unaudited)

			Deficit Accumulated	Total
			During the	Stockholders'
	Common Stock		Development	Equity
	Shares	Amount	Stage	(Deficit)
Balance at April 20, 2013	—	$—	$—	$—

Common stock issued for cash	11,500,000	11,500	—	11,500
Net income (loss) from inception on April 20, 2013 through May 31, 2013	—	—	(400)	(400)

Balance at May 31, 2013	11,500,000	11,500	(400)	11,100

Net income (loss) for the year ended May 31, 2014	—	—	(8,257)	(8,257)

Balance at May 31, 2014	11,500,000	$11,500	$(8,657)	$2,843

Net income (loss) for the three months ended August 31, 2014	—	—	(3,132)	(3,132)

Balance at August 31, 2014	11,500,000	11,500	(11,789)	(289)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

UpperSolution.com
(A Development Stage Enterprise)
Statements of Cash Flows
For the three months ended August 31, 2014 and 2013
For the period from April 20, 2013 (Inception) to August 31, 2014
(Unaudited)

	Three Months Ended August 31, 2014	Three Months Ended August 31, 2013	For the Period from April 20, 2013 (Inception) to August 31, 2014
Cash flows from operating activities
Net loss	$(3,132)	$(2,507)	$(11,789)
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	4,200	—	7,250
Prepaid expenses	(2,868)	—	(2,868)
Net cash used in operating activities	(1,800)	(2,507)	(7,407)

Cash flows from investing activities	—	—	—

Cash flows from financing activities
Proceeds from issuance of common stock	—	—	11,500
Loan from shareholder	1,800	—	2,007
Deferred offering costs	—	—	(6,100)
Net cash provided by financing activities	1,800	—	7,407

Net increase(decrease) in cash and cash equivalents	—	(2,507)	—

Cash at beginning of period	—	5,000	—

Cash at end of period	$—	$2,493	$—

Supplemental cash flow Information:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

See accompanying notes to financial statements

F-16

UpperSolution.com

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

August 31, 2014

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of UpperSolution.com (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

UpperSolution.com (the Company) was incorporated in the State of Nevada on April 20, 2013. UpperSolution.com is a development stage company with the principal business objective of developing and marketing apps.

Basis of Presentation

The unaudited financial statements for the period ended August 31, 2014 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission (SEC) Regulation S-X rule 8-03. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of August 31, 2014 and the results of operations and cash flows for the period then ended. The financial data and other information disclosed in these notes to the interim financial statements related to the period are unaudited. The results for the three months ended August 31, 2014, are not necessarily indicative of the results to be expected for any subsequent quarters or for the entire year ending May 31, 2015. The balance sheet at May 31, 2014 has been derived from the audited financial statements at that date.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on UpperSolution.com’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. UpperSolution.com’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized seventy-five million (75,000,000) shares of common stock with a par value of $0.001. Currently, there were eleven million five hundred thousand (11,500,000) shares of common stock have been issued and outstanding as of August 31, 2014.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

F-17

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented. Basic net loss per share is computed using the weighted average number of common shares outstanding. Diluted loss per share has not been presented because there are no dilutive items. Diluted net loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items. The Company has not issued any options or warrants or similar securities since inception.

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

As of the date of the financial statements, there were no commitments to receive funds from any of the above transactions. Management estimates the minimum amount of additional funding necessary to remove the threat and enable the Company to remain viable for at least the twelve months following the date of the financial statements is approximately $18,000. Management intends to finance operating costs over the next twelve months from the issuance of common shares.

F-18

NOTE C – COMMON STOCK

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each at $0.001 per share.

NOTE D – RELATED PARTY TRANSACTIONS

On or about May 20, 2013, directors of the company Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each at $0.001 per share.

On March 16, 2014, Company received loans from a shareholder of $207. The loans are unsecured, non-interest bearing and due on demand.

On July 18, 2014, Company received loans from a shareholder of $1,800. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the shareholder was $2,007 as of August 31, 2014.

NOTE E – INCOME TAXES

Due to the Company’s net loss from inception on from April 20, 2013 to August 31, 2014 there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at August 31, 2014.

The components of net deferred tax assets are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
—

Changes in the net deferred tax assets consist of the following:

Since Inception
Net operating loss carry forward	$4,126
Valuation allowance	(4,126)
Net deferred tax asset	$—

A reconciliation of income taxes computed at the statutory rate is as follows:

Since Inception
Tax at statutory rate (35%)	$4,126
Increase in valuation allowance	(4,126)
Net deferred tax asset	$—

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

F-19

NOTE F – OFFICE

We currently utilize office space at 153 W. Lake Mead #2240, Henderson, NV 89015, as our corporate registered office at a cost of $150 per year (with such fee beginning in the second year). Most of the company’s business is undertaken at the homes of the officers and directors and such space is provided free of charge. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

NOTE G – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after August 31, 2014 through the date of this filing. The Company determined that it does not have any other subsequent event requiring, recording or disclosure in the financial statements for the period ended August 31, 2014

F-20

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$6
Legal Fees and Expenses*	$6,500
Accounting Fees*	$3,500
Miscellaneous*	$494
Total	$10,500

* Estimated.

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

On or about May 20, 2013,Mahmoud Dasuka and Yousef Dasuka each purchased 5,750,000 common share of the company’s common stock for $5,750 each or $0.001 per share. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officers and director.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of UpperSolution.com dated April 20, 2013 *
3.2	Bylaws dated April 20, 2013 *
5.1	Opinion of Harold P. Gewerter, Esq. *
10.7	Subscription Agreement.
23.1	Consent of Weinberg & Baer LLC
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).

* Previously filed with S-1 on August 16, 2013.

34

 Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on November 10, 2014.

UpperSolution.com
By:	/s/ Yousef Dasuka
Yousef Dasuka, Chairman of the Board, CEO, President

By:	/s/ Mahmoud Dasuka
Mahmoud Dasuka, Secretary, Treasurer, CFO, CAO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 10, 2014.

UpperSolution.com
By:	/s/ Yousef Dasuka
Yousef Dasuka, Chairman of the Board, CEO, President

By:	/s/ Mahmoud Dasuka
Mahmoud Dasuka, Secretary, Treasurer, CFO, CAO

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